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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K
                        --------------------------------


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): MARCH 15, 2006

                             -----------------------

                         PRG-SCHULTZ INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)
                            -------------------------

           GEORGIA                       000-28000           58-2213805
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(State or Other Jurisdiction     (Commission File Number)   (IRS Employer
      of Incorporation)                                    Identification No.)

          600 GALLERIA PARKWAY, SUITE 100, ATLANTA, GEORGIA 30339-5949
               (Address of principal executive office) (zip code)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (770) 779-3900

          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

                            -------------------------

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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SECTION 1 REGISTRANT'S BUSINESS AND OPERATIONS.

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

     On March 15, 2006, PRG-Schultz International, Inc. (the "Company") entered into the Fifth Amendment (the "Amendment") to its Shareholder Protection Rights Agreement (the "Shareholder Rights Plan") with Wachovia Bank, National Association, as Rights Agent, dated as of August 9, 2000 (previously amended on May 15, 2002, August 16, 2002 and November 7, 2005), to revise the definition of "Acquiring Person" contained in the Shareholder Rights Plan.

     The Amendment provides a carve out (the "Exchange Offer Carve-Out") for increases in beneficial ownership of common stock due solely to the closing of the Company's Exchange Offer (described under Item 3.03 below). Under the Exchange Offer Carve-Out, no person will be deemed an Acquiring Person (and thus trigger the poison pill) due solely to an increase in beneficial ownership of common stock resulting solely from the close of the Company's Exchange Offer, so long as no subsequent increases are effected without approval by the Board of Directors.

     In addition, the Amendment alters certain exceptions that are provided for the "Blum Investors." The "Blum Investors" include Blum Capital Partners, L.P., Richard C. Blum & Associates, Inc., Blum Strategic GP, LLC, Blum Strategic GP II, LLC, Blum Strategic Partners, LP, Blum Strategic Partners II, LP, Richard C. Blum, Stinson Capital Partners, L.P., Stinson Capital Partners II, L.P., Stinson Capital Partners III, LP, Stinson Capital Fund (Cayman), Ltd., BK Capital Partners IV, L.P., Carpenters Pension Trust for Southern California, Common Fund Multi-Strategy Equity Fund, United Brotherhood of Carpenters and all other affiliates of the above-named Blum Investors that are party to the certain standstill agreement dated August 16, 2002, as amended and restated on November 14, 2005 remains in effect (the "Standstill Agreement"). Under the Shareholder Rights Plan, certain acquisitions of common stock by the Blum Investors are disregarded for purposes of determining whether the Blum Investors constitute an Acquiring Person under the Shareholder Rights Plan. The Plan provides that, subject to certain exceptions, no Blum Investor or Investors will be deemed an Acquiring Person so long as that, and as long as the Blum Investors do not raise their beneficial ownership of common stock beyond the amount reported (which was 9,851,903 shares) in their amendment to Schedule 13D filed with the SEC on June 17, 2002 by more than 5,784,675 shares (the "Limit").

     Prior to the Amendment, the following increases were disregarded in computing whether the Blum Investors exceeded the Limit:

     o increases due to stock splits, share dividends, recapitalizations, reclassifications, or similar transactions effected by or with the approval of the Board of Directors; and

     o increases due to the acquisition of the Company's 4 3/4% Convertible Subordinated Notes (and any acquisition of common stock acquired upon the conversion of such notes) (the "Note Exclusion").


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     The Amendment provides that the Note Exclusion expired at the close of the
Company's Exchange Offer (which took place on Friday, March 17, 2006), and it excludes from the computation of the Limit the shares subject to the Exchange Offer Carve-Out as well as any shares of Company common stock which were beneficially owned by other members of the Ad Hoc Committee of bondholders, and which the Blum Investors may have been deemed to beneficially own due solely to their membership or participation in that committee.

     The Amendment is filed as Exhibit 4.1 hereto and is incorporated by reference herein. The Rights Agent also serves as the Transfer Agent for the Company's Common Stock and the Trustee for the Company's outstanding notes.



SECTION 3 SECURITIES AND TRADING MARKETS.

ITEM 3.03 MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS.

     On March 15, 2006, the Company filed Articles of Amendment (the "Articles of Amendment") to its Articles of Incorporation with the Secretary of State of Georgia, authorizing issuance of two new series of preferred stock: Series A Convertible Participating Preferred Stock (the "Series A Preferred Stock") and Series B Convertible Participating Preferred Stock (the "Series B Preferred Stock") in connection with the Company's Exchange Offer. On March 17, 2006, upon the closing of the Exchange Offer, the Company issued an aggregate of (a) $51,635,846 in principal amount of 11.0% Senior Notes Due 2011 (which included $1,823,846 in additional principal amount of Senior Notes issued for accrued and unpaid interest on Exchange Notes that were exchanged), (b) $59,774,400 in principal amount of 10.0% Senior Convertible Notes Due 2011, and (c) 124,530 shares, or $14,943,600 liquidation preference, of the Series A Preferred Stock in exchange for $124,530,000 or 99.6% of the outstanding principal amount of its 4.75% Convertible Subordinated Notes due 2006.

     No Series B Preferred Stock has yet been issued. The Series B Preferred Stock is issuable only upon conversion of the new senior convertible notes, which are only convertible under certain circumstances. Each $1,000 of face amount of the convertible notes are convertible into approximately 2.083 shares of series B preferred stock; provided that upon the occurrence of certain events, including approval by the shareholders of an amendment to the Company's Articles of Incorporation to increase the number shares of common stock available for issuance, the convertible notes will be convertible only into common stock, at a rate of approximately 1,538 shares per $1,000 principal amount.

     The Series A Preferred Stock is convertible at the rate of $0.28405 of liquidation preference per share of common stock. The Series B Preferred Stock is convertible at the rate of $0.65 of liquidation preference per share of common stock, subject to certain conditions, including amendment of the Articles of Incorporation to allow sufficient additional shares of common stock to be issued for the conversion.



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     Under the Articles of Amendment, the Series A and Series B Preferred Stock
have the right to vote with the Company's common stock on most matters requiring shareholder votes. Each share of Preferred Stock will be entitled to the number of votes that the shares of common stock issuable upon conversion of such share would have. Each share of Series A Preferred Stock will initially have 422.5 votes, and each share of Series B Preferred Stock (were any issued) will initially have 738.5 votes. Immediately following the closing of the Exchange Offer, holders of the Company's common stock owned approximately 54% of the equity of the Company. If all the new senior convertible notes had been converted into series B preferred stock at the time of closing, the existing common shareholders would have owned approximately 30% of the equity of the Company.

     The terms of the Preferred Stock also restrict certain distributions, including the payment of dividends, on the Company's common stock unless the Company has paid or set aside the cumulative dividends then owed on the Preferred Stock. The new series A preferred stock has a 9% dividend, payable in cash or in kind, at the option of the Company. Any Series B preferred stock issued will have a 10% annual dividend and a liquidation preference equal to the principal amount of notes converted.

     The terms and conditions of the Preferred Stock are more particularly described in the Articles of Amendment, as corrected, which is filed as Exhibit
3.1 hereto and incorporated hereunder by reference.

     The contents of Item 1.01 describing certain revisions to the Company's Shareholder Rights Plan are incorporated hereunder by reference.


SECTION 5 CORPORATE GOVERNANCE AND MANAGEMENT.

ITEM 5.03 AMENDMENT TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL
YEAR.

     On March 15, 2006, the Company filed the Articles of Amendment related to the Preferred Stock, a copy of which is filed herewith as Exhibit 3.1. See Item
3.03 above, the contents of which are incorporated hereunder by reference.


SECTION 9 FINANCIAL STATEMENTS AND EXHIBITS.

ITEM 9.01(D) EXHIBITS.

Exhibit
Number         Description

3.1            Articles of Amendment filed March 15, 2006 (as corrected March
               17, 2006)

4.1 Fifth Amendment to the Shareholder Protection Rights Agreement, dated March 15, 2006




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                                   SIGNATURES

               Pursuant to the requirements of the Securities Exchange Act of 1934, PRG-Schultz International, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          PRG-SCHULTZ INTERNATIONAL, INC.



Date:  March 21, 2006                     By:  /s/ C. McKellar, Jr.
                                              ----------------------------------
                                              Clinton McKellar, Jr.
                                              General Counsel and Secretary



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